Exhibit 99.1

FOR IMMEDIATE RELEASE

Rackable Systems Announces First Quarter Fiscal 2009 Financial Results

First Quarter Revenue of $44.4 Million, up 14% Sequentially,

Including Delivery of Two ICE Cube™ Containerized Data Centers

FREMONT, Calif.- May 5, 2009 - Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of ecological server and storage products for medium to large-scale data centers, today announced its financial results for the first quarter of fiscal year 2009.

Total revenue for the first quarter ending April 4, 2009, was $44.4 million, compared to $38.8 million for the fourth quarter of 2008 and $67.8 million in the first quarter of 2008.

GAAP gross margin from for the first quarter of 2009 was 6.1%, compared to (15.5)% for the fourth quarter of 2008 and 25.9% in the first quarter of 2008. Non-GAAP gross margin for the first quarter of 2009 was 6.3%, compared to 15.1% for the fourth quarter of 2008 and 26.4% in the first quarter of 2008.

“I am pleased with our revenue and working capital progress quarter over quarter, but I am not satisfied with the overall results,” said Mark J. Barrenechea, president and CEO of Rackable Systems. “Although the economic turmoil will remain a challenge in 2009, we are focused on accelerating innovative products to market, controlling expenses, and completing the acquisition of Silicon Graphics’ assets, enabling us to achieve better gross margins and customer diversification.”

Rackable Systems ended the first quarter of 2009 with $181.2 million in cash, cash equivalents, long-term and short-term investments compared to $180.6 million at the end of last quarter.

The Company’s lower gross margin was attributed to three factors: first, reducing high-cost inventories of certain components through aggressive pricing; secondly, the significant revenue mix of our large Internet data center business; and finally, increased competitive pressure from various server vendors offering aggressive deals during the quarter.

GAAP net loss per share from continuing operations was ($0.46) for the first quarter of 2009, compared to GAAP net loss per share of ($0.61) for the fourth quarter of 2008 and GAAP net income per share of $0.09 in the first quarter of 2008. Non-GAAP net loss per share from continuing operations was ($0.24) in the first quarter of 2009, compared to non-GAAP net loss per share of ($0.17) for the fourth quarter of 2008 and non-GAAP net income per share of $0.12 in the first quarter of 2008.

Rackable Systems has received court approval to acquire substantially all the assets of Silicon Graphics, Inc. for $42.5 million in cash, plus the assumption of certain liabilities associated with the acquired assets. The acquisition is anticipated to be completed by approximately May 8, 2009, subject to the satisfaction of closing conditions.

Business and Financial Highlights

•	Rackable revenues increased by 14% sequentially, from Q4 2008.

•	Delivered two ICE Cube Containerized Data Centers.

•

Introduced and delivered evaluation units of CloudRack™ C2, a unified cabinet that combines extreme densities with breakthrough energy efficiency for cluster computing. CloudRack C2 delivers dramatic bottom-line savings by eliminating “stranded power” with innovative Power XE™ technology for maximum power usage, cooling efficiency and staggering server densities.

•

Launched more than 30 server configurations supporting of Intel® Xeon® processor 5500 series (codenamed “Nehalem”), all of which leverage the performance and density advancements of Intel’s new architecture.

•	Launched Rackable Eco-Partner Program to recruit and train channel partners to grow the revenue on a worldwide basis. Channel revenue increased 89% over Q4 2008 and 49% from Q1 2008.

•	Rackable’s cash and working capital management continue to be a core strength during the economic downturn.

•

Total operating expenses, excluding stock-based compensation charges, were $14.8 million in the first quarter of 2009, compared to $13.9 million in the first quarter of 2008. Q1 2009 expenses include $3.5 million of acquisition-related charges.

•

The company continues to diversify its customer base and acquired over 25 new customers for the first fiscal quarter, including verticals such as telecommunications, government agencies (DoD), advanced scientific research, digital media and Internet.

•	Suspended our previously-announced stock purchase program including the repurchase of up to $40 million of the company’s stock.

Rackable Systems will not be making any financial projections for fiscal year 2009 at this time due to the uncertainties in the market and the Company’s in-process acquisition of Silicon Graphics.

Conference Call Information

Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PDT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering the confirmation code: 5980490.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ: RACK) is a leading provider of Eco-Logical™ servers and storage for medium to large-scale data center deployments. The company’s products, available for purchase or lease, feature leading designs in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Rackable is a founding member of The Green Grid, and Think Eco-Logical, an initiative which blends corporate responsibility for increased sustainability with the need to manage expenses and increase performance. Rackable serves cluster computing and services, enterprise software, federal government, digital media, financial services, oil and gas exploration and HPC customers worldwide, and maintains headquarters in Fremont, California. For more information please visit www.rackable.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding Rackable Systems’ anticipated product performance, general business outlook and its anticipated acquisition of substantially all the assets of Silicon Graphics, Inc., or SGI. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including: the risk that conditions to closing of the acquisition the SGI assets may fail; liabilities assumed by Rackable in the acquisition of SGI assets may be greater than anticipated; key personnel may not remain with Rackable following the closing of the SGI asset acquisition; the anticipated synergies from the acquisition of the SGI assets and the potential cost reductions may not be achieved; the combined operations may not be successfully integrated in a timely manner, if at all; economic conditions impacting the purchasing decisions of Rackable Systems’ customers; Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems’ financial performance for the year; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about these and other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by Rackable Systems’ subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. Rackable Systems undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release excludes stock-based compensation expense and excess and obsolete inventory charges associated with next generation technology shift and new product introductions and related (recoveries) of these written down inventories. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, and excess and obsolete inventory charges associated with next generation technology shift and new product introductions and related (recoveries) of these written down inventories, Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Mark Paisley

Senior Director, Investor Relations

510-933-8382

investorrelations@rackable.com

Rackable Systems, Eco-Logical, ICE Cube, CloudRack and Power XE, are trademarks or registered trademarks of Rackable Systems, Inc. All other trademarks are property of their respective holders.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	April 4, 2009	January 3, 2009	March 29, 2008
Revenue	$44,358	$38,764	$67,801
Cost of revenue	41,659	44,774	50,220

Gross profit (loss)	2,699	(6,010)	17,581
Operating expenses:
Research and development	3,154	3,215	3,540
Sales and marketing	4,233	5,092	6,410
General and administrative	8,973	5,039	6,980

Total operating expenses	16,360	13,346	16,930

Income (loss) from operations	(13,661)	(19,356)	651
Other income (expense) — net:	102	(428)	2,030

Income (loss) from continuing operations before income tax provision	(13,559)	(19,784)	2,681
Income tax provision (benefit) from continuing operations	35	(1,612)	72

Net income (loss) from continuing operations	(13,594)	(18,172)	2,609
Net income (loss) from discontinued operations, net of tax	197	(1,371)	(3,375)

Net income (loss)	$(13,397)	$(19,543)	$(766)

Net income (loss) per share
Basic
Continuing operations	($0.46)	($0.61)	$0.09
Discontinued operations	0.01	($0.05)	(0.12)

Basic net income (loss) per share	($0.45)	($0.66)	($0.03)

Diluted
Continuing operations	($0.46)	($0.61)	$0.09
Discontinued operations	0.01	($0.05)	(0.12)

Diluted net income (loss) per share	($0.45)	($0.66)	($0.03)

Shares used in net income (loss) per share
Basic	29,787,080	29,789,912	29,352,438

Diluted	29,787,080	29,789,912	29,452,640

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	April 4, 2009	January 3, 2009	March 29, 2008
Cost of revenue	$117	$142	$302
Research and development	294	(137)	642
Sales and marketing	369	(120)	649
General and administrative	904	(143)	1,699

Continuing operations	1,684	(258)	3,292
Discontinued operations	(58)	(46)	165

Total	$1,626	$(304)	$3,457

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	April 4, 2009	January 3, 2009	March 29, 2008
ASSETS
Current assets:
Cash and cash equivalents	$173,846	$171,954	$155,215
Short-term investments	—	—	43,005
Accounts receivable, net	14,974	27,782	34,664
Inventories	38,161	50,051	37,899
Deferred income taxes	—	—	499
Deferred cost of revenue	5	10,952	54
Prepaids and other current assets	6,392	4,872	12,192

Total current assets	233,378	265,611	283,528
Property and equipment—net	6,281	6,941	8,030
Long-term investments	7,386	8,664	8,729
Intangible assets—net	3,487	3,487	21,854
Other assets	672	790	2,849

Total assets	$251,204	$285,493	$324,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,633	$21,639	$22,391
Accrued expenses	11,582	10,886	11,623
Deferred revenue	5,181	16,771	5,205

Total current liabilities	29,396	49,296	39,219
Deferred income taxes	828	812	2,864
Deferred rent and other long-term liabilities	1,221	1,240	992
Deferred revenue	2,061	2,656	2,882

Total liabilities	33,506	54,004	45,957
Stockholders’ equity	217,698	231,489	279,033

Total liabilities and stockholders’ equity	$251,204	$285,493	$324,990

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except percentage, share and per share amounts)

	Three Months Ended
	April 4, 2009	January 3, 2009	March 29, 2008
GAAP GROSS PROFIT (LOSS) FROM CONTINUING OPERATIONS	$2,699	$(6,010)	$17,581
Add back (deduct):
Stock-based compensation	117	142	302
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	—	11,710	—

Non-GAAP GROSS PROFIT FROM CONTINUING OPERATIONS	$2,816	$5,842	$17,883

GAAP GROSS MARGIN FROM CONTINUING OPERATIONS	6.1%	-15.5%	25.9%
Add back (deduct):
Stock-based compensation	0.2%	0.4%	0.5%
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	—	30.2%	—

Non-GAAP GROSS MARGIN FROM CONTINUING OPERATIONS	6.3%	15.1%	26.4%

GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,661)	$(19,356)	$651
Add back (deduct):
Stock-based compensation	1,684	(258)	3,292
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	—	11,710	—

Non-GAAP INCOME (LOSS) FROM OPERATIONS FROM CONTINUING OPERATIONS	$(11,977)	$(7,904)	$3,943

GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,594)	$(18,172)	$2,609
Add back (deduct):
Stock-based compensation	1,684	(258)	3,292
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	—	11,710	—
Adjustment to tax benefit (provision) (1)	4,676	1,646	(2,371)

Non-GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(7,234)	$(5,074)	$3,530

GAAP NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	($0.46)	($0.61)	$0.09
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories and adjustment to tax provision/benefit	$0.22	$0.44	$0.03

Non-GAAP NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	($0.24)	($0.17)	$0.12

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	29,787,080	29,789,912	29,352,438

DILUTED - Non-GAAP	29,787,080	29,789,912	29,452,640

(1)	The provision for income taxes used in arriving at the non-GAAP, net income was computed using an income tax rate of 39.1% for the three months ended April 4, 2009 and January 3, 2009.